Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement, Amendment No. 1 to Form S-1, of our report dated February 25, 2021 on the consolidated financial statements of Zivo Bioscience Inc. and Subsidiaries for each of the two years in the period ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York

April 12, 2021